UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 18, 2008	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 York Street
Suite #401
Toronto, Ontario M5J 1R7
(Address of Principal Executive Offices) (Zip Code)

(416) 865-9790
(Registrant's telephone number, including area code)

Item 5.03

Amendment to Articles of Incorporation

On March 18, 2008, at the annual and special meeting of shareholders (the "AGM") of Yukon Gold Corporation, Inc. (the "Company") the shareholders of the Company adopted the following amendment to the Company’s Certificate of Incorporation:

"FOURTH:

The Corporation shall have authority to issue 150,000,000 shares of common stock, par value $0.0001 per share"

Item 8.01

Other Events

Results of AGM

Also at the AGM, as described in Item 5.03 of this Report, the shareholders of the Company conducted the following:

1.

The election of Ronald K. Mann, J.L. Guerra, Howard S. Barth, Robert E. Van Tassell and Kenneth J. Hill to the Company’s Board of Directors until the next Annual Meeting of Shareholders or until their respective successors are elected or appointed;

2.

The ratification the Board of Directors’ appointment of Schwartz Levitsky Feldman LLP as independent auditors of the Company for the fiscal year ended April 30, 2008; and

3.

The approval of an amendment to the Company’s 2006 Stock Option Plan increasing the number of shares of the Company’s common stock reserved for issuance thereunder from 2,000,000 to 2,899,044.

Appointment of Gary Cohoon

On March 25, 2008 Gary Cohoon, PGeo, BSc., MBA was appointed Vice-President, Exploration of the Company. Mr. Cohoon will assume overall responsibility for management, supervision and direction of the Company’s exploration and development activities with particular regard to the Marg deposit in the Yukon. In addition, he will be actively involved in identifying advanced exploration projects and evaluating their economic potential as possible acquisition targets for the Company.

Item 9.01

Exhibits

3.1

Certificate of Amendment of the Certificate of Incorporation of Yukon Gold Corporation, Inc., dated as of March 18, 2008 and filed with the Delaware Secretary of State on March 20, 2008.

99.1

Press Release of Yukon Gold Corporation, Inc. dated March 25. 2008 entitled "Yukon Gold Appoints Gary Cohoon to Vice President, Exploration"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: March 24, 2008	By:	/s/	Ronald K. Mann
		Name:	Ronald K. Mann
		Title:	President and Chief Executive Officer